Exhibit 3.24.1

CERTIFICATE OF MERGER

OF

SPACE MONKEY, INC.

a Delaware corporation

(Merging and Non-Surviving Entity)

AND

VIVINT DATA MANAGEMENT, LLC

a Delaware limited liability company

(Surviving Entity)

Pursuant to Title 8, Section 264 of the Delaware General Corporation Law, as amended, and Title 18, Section 209 of the Delaware Limited Liability Company Act, SPACE MONKEY, INC., a Delaware corporation, and VIVINT DATA MANAGEMENT, LLC, a Delaware limited liability company, hereby adopt and approve the following Certificate of Merger:

1. The name and state of incorporation of each of the constituent entities to the merger are:

(a) Space Monkey, Inc., a Delaware corporation (“Space Monkey”), and

(b) Vivint Data Management, LLC, a Delaware limited liability company (“Vivint Data Management”).

2. An Agreement and Plan of Merger (“Merger Agreement”) has been approved adopted, certified, executed and acknowledged by each of Space Monkey and Vivint Data Management.

3. The name of the surviving entity is “Vivint Data Management, LLC”.

4. The transactions described in the Merger Agreement shall be effective upon the filing of this Certificate of Merger.

5. The executed Merger Agreement is on file at the principal place of business of Vivint Data Management, 4931 North 300 West, Provo, UT 84604.

6. A copy of the Merger Agreement will be furnished by Vivint Data Management, upon written request and without cost, to any stockholder of Space Monkey or member of Vivint Data Management.

7. This Certificate of Merger is to be effective as of August 25, 2014.

IN WITNESS WHEREOF, the undersigned hereby certify, under penalties of perjury, that the facts stated in this Certificate of Merger are true, and execute and deliver this Certificate of Merger this 25th day of August, 2014.

SPACE MONKEY: SPACE MONKEY, INC. a Delaware corporation

By:	/s/ Todd Pedersen
Name:	Todd Pedersen
Title:	Chief Executive Officer

VIVINT DATA MANAGEMENT:

VIVINT DATA MANAGEMENT, LLC a Delaware limited liability company

By:	APX Parent Holdco, Inc.
Its:	Manager and Sole Member

By:	/s/ Todd Pedersen
Name:	Todd Pedersen
Title:	Chief Executive Officer

[SIGNATURE PAGE TO CERTIFICATE OF MERGER OF SPACE MONKEY, INC.

AND VIVINT DATA MANAGEMENT, LLC]

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF FORMATION

OF

VIVINT DATA MANAGEMENT, LLC

(Originally formed on July 31, 2014)

This Certificate of Amendment to the Certificate of Formation of Vivint Data Management, LLC (the “Company”) is being duly executed and filed by the undersigned, an authorized person, pursuant to Section 18-202 of the Delaware Limited Liability Company Act (the “Act”).

1.	The name of the Company is “Vivint Data Management, LLC”.

2.	The certificate of formation of the Company is hereby amended to change the name of the Company by amending paragraph 1 thereof to read as follows:

“The name of this limited liability company is Space Monkey, LLC”

IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Formation has been duly executed as of the 29th day of December 2014, and is being filed in accordance with Section 18-206 of the Act.

MEMBER & MANAGER:

APX PARENT HOLDCO, INC., a Delaware corporation

By:	/s/ Nathan Wilcox
Name:	Nathan Wilcox
Title:	Secretary

SLC_2026010